1-LA/481163.1
Exhibit 4.1


               AMENDMENT NO. 2 TO RIGHTS AGREEMENT

     AMENDMENT, dated as of August 19, 1999, to the Rights Agreement, dated as of January 27, 1997 (the "Rights Agreement"), between Players International, Inc., a Nevada corporation (the "Company"), and Interwest Transfer Co., Inc., as Rights Agent (the "Rights Agent"), as amended to date.
    WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

     WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement; and

     WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. The definition of "Acquiring Person" in Section 1 of the Rights Agreement is hereby amended by adding the following additional sentence to the end of such definition:

          Notwithstanding the foregoing, neither Volunteer, Inc., a Delaware corporation ("Volunteer"), nor Volunteer Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Volunteer ("Merger Sub"), shall be deemed to be an "Acquiring Person" to the extent of the acquisition by Volunteer or Merger Sub of Common Shares pursuant to the terms of the Agreement and Plan of Merger, dated as of August 19, 1999 (the "Merger Agreement"), by and among the Company, Volunteer and Merger Sub.

     2. The definition of "Section 11(a)(ii) Event" contained in Section 1 of the Rights Agreement is hereby amended by adding the following additional sentence to the end of such definition:

          Notwithstanding the foregoing, the acquisition by Volunteer or Merger Sub of Common Shares pursuant to the terms of the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement and the execution by Volunteer and Merger Sub of the Merger Agreement with the Company shall not in any case be deemed to be a "Section 11(a)(ii) Event."


     3.   The definition of  "Section 13 Event" contained in
Section 1 of the Rights Agreement is hereby amended by adding the following additional sentence to the end of such definition:

          Notwithstanding the foregoing, the acquisition by Volunteer or Merger Sub of Common Shares pursuant to the terms of the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement and the execution by Volunteer and Merger Sub of the Merger Agreement with the Company shall not in any case be deemed to be a "Section 13 Event."

     4. Unless otherwise defined herein, the terms used herein shall have the meanings ascribed to them in the Rights Agreement.

     5. This Amendment to the Rights Agreement may be executed in any number of counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more counterparts. All counterparts shall collectively constitute a single agreement.

     6. Except as expressly set forth herein, this Amendment to the Rights Agreement shall not by implication or otherwise alter, modify, amend or in any way effect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                              PLAYERS INTERNATIONAL, INC.
Attest:


                              By: /s/ Raymond A. Spera, Jr.
                              Title: Vice President Finance



                              INTERWEST TRANSFER CO., INC.
Attest:


                              By:/s/ Curtis D. Hughes
                              Title:  Vice President